UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2022

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Great Hills Trail, Suite 300E
Austin, TX
(address of principal executive offices)
78759
(zip code)
866-432-6736
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	ETWO-WT	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Officers.

On April 27, 2022, E2open Parent Holdings, Inc. (the “Company”) announced the appointment of Ms. Marje Armstrong to serve as the Company’s Chief Financial Officer effective May 16, 2022 to replace Mr. Jarett Janik who previously announced his retirement. Ms. Armstrong, age 42, is currently serving as VP of Finance at Dropbox, Inc., where she oversees Investor Relations, FP&A, Treasury, Corporate Development, Strategic Finance and Company Planning. Ms. Armstrong joined Dropbox from Afiniti Ltd., where she was Head of Investor Relations, FP&A, Corporate Development and Commercial Finance. Prior to Afiniti, Ms. Armstrong worked at Morgan Stanley for five years and Goldman, Sachs & Co. for 10 years across Investment Banking, Equity Capital Markets, Equity Research, Equity Sales and Equity Trading divisions. Ms. Armstrong earned her B.A. degree in Economics and International Relations from Stanford University.

The selection of Ms. Armstrong as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Armstrong and any director or executive officer of the Company, and there are no transactions between Ms. Armstrong and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Armstrong’s compensation package is as follows:

•
Base salary – $400,000
•
Executive Annual Incentive Plan – Target bonus set at $400,000
•
Onboarding Grant – Aggregate grant date fair value equal to $3,300,000, in the form of restricted stock units that vest in equal parts across four years from the date of grant subject to the terms and conditions of the Incentive Plan and the forms of award agreement filed with the U.S. Securities and Exchange Commission on Form 8-K on February 10, 2021.
•
Long-Term Incentive Plan Annual Grant – Equity grant with an aggregate grant date fair value equal to $2,000,000, with terms and conditions (e.g., performance measures, vesting schedules, allocation between different forms of equity) determined by the Board.

Ms. Armstrong entered into an executive employment letter agreement, which is the same for each executive, and provides for the provision of base salary, an annual cash incentive opportunity and a long-term equity opportunity. The agreement also provides for participation in the various health, insurance, retirement, paid time off and other benefits provided to other officers of the Company in accordance with the Company’s benefit plans, programs and policies in effect from time to time. Except as provided for in the Executive Severance Plan that each executive is eligible to participate in, the named executive officers are employed on an at-will basis. A copy of the form of executive employment letter agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 1, 2021 and is incorporated by reference into this Item 5.02. In connection with her appointment as Chief Financial Officer, Ms. Armstrong also entered into the Company’s standard form of Indemnification Agreement, which was filed as Exhibit 10.4 to the Company’s Form 8-K filed on February 10, 2021.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number		Description
99.1*	—	Press Release, dated April 27, 2022
104	—	Cover Page Interactive Data File (formatted in Inline XBRL)

* Furnished herewith

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: April 27, 2022	By:	/s/ Laura L. Fese
Laura L. Fese
Executive Vice President and General Counsel